Exhibit 99.1

CEN Biotech Inc. Announces Planned Strategic Acquisition of Clear Com Media Inc.

Windsor, ON – April 20, 2021 (Newswire)– CEN Biotech Inc. (“CEN” or the “Company”) (OTC Pink: CENBF), a global holding company focused on the manufacturing, production and development of LED lighting technology and hemp-based products intended to help improve your state of health and well being, is pleased to announce that it has entered into a share exchange agreement (the “Agreement’) to acquire all of the issued and outstanding capital shares of Clear Com Media Inc. ("Clear Com"), a Windsor, Ontario based digital media company.

Pursuant to the Agreement, the shareholders of Clear Com agreed to exchange their shares in Clear Com for an aggregate total of 4,000,000 common shares of the Company to be issued at closing of the Agreement. The Agreement is subject to certain customary closing conditions, including, but not limited to, Clear Com providing the Company with audited and interim financial statements and the Company completing its due diligence review of Clear Com to the Company’s satisfaction in its sole discretion.

“We believe that this planned strategic acquisition is the first step in creating a truly global agriculture company dedicated to a person’s health and well being using phyto medical solutions. Clear Com has experience focusing on deep data analysis, blockchain development and focused media and data management platform development, that we believe will be a great addition to our Company. With a global presence, we believe that the ability to aggregate a multitude of data sources while finding trends and making forecasts is one of Clear Com’s core competencies and we believe that this Agreement, if it closes, will be a key to our long-term growth plans for the Company.” commented Bahige (Bill) Chaaban, the Company’s CEO and Executive Chairman.

Larry Lehoux, President of Clear Com commented saying, “We are pleased to enter into this agreement and hope to join the CEN family. We look forward closing on the agreement and thereafter to spearheading the data management needs of CEN Biotech. At Clear Com, we are very excited to bring forth and continue to develop leading technologies that are designed to drive data driven decision making while seeking to assist with the success of our brands in the area of Blockchain, data security, Ecommerce and target marketing. We believe that our experience and focus is a natural fit for the Company.” Pursuant to the Agreement, it is planned that Larry Lehoux will be appointed as the Company’s Chief Technology Officer and a member of the Company’s board of directors.

There can be no assurance that the Agreement and the transactions contemplated thereby can close or be completed, as planned, or at all.

About CEN Biotech Inc.

CEN Biotech, Inc. is a global holding company focused on the manufacturing, production and development of LED lighting technology and hemp-based products. The Company intends to continue to explore the usage of hemp, which it now intends to cultivate for usage in industrial, medical and food products. For further information on the Company, please visit our website at www.cenbiotechinc.com. Information about the Company can also be found on the Securities and Exchange Commission’s EDGAR site under the Issuer Profile of “CEN Biotech Inc.”

About Clear Com Media Inc.

Clear Com Media Inc. is a Windsor, Ontario based data management, digital marketing and Ecommerce company founded on the premise that we are not satisfied until our customers are. Clear Com is entirely committed to delivering a positive customer experience while continuing to grow and gaining the trust of the online community. Clear Com seeks to let nothing stop it from delivering a positive personal experience by focusing on data driven decision making. By exemplifying professionalism and expertise in technology Clear Com seeks to ensure customer satisfaction every step of the way.

Forward Looking Statements

This press release contains “forward-looking” statements. In particular, the words “believe,” “may,” “could,” “should,” “expect,” “anticipate,” “estimate,” “project,” “propose,” “plan,” “intend,” and similar conditional words and expressions are intended to identify forward-looking statements. Any statements made in this press release about an action, event or development, are forward-looking statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions, many of which may be beyond control of CEN, that could cause actual results to differ from those in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Although CEN believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Potential risks include such factors as the inability to enter into agreements with parties with whom we are in discussions, factors that cannot be predicted with certainty, as well as additional risks and uncertainties that are identified and described in CEN’s reports filed with the Securities and Exchange Commission (the “SEC”). Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. CEN does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement except as required in accordance with applicable laws.

Press Contact

Brian S. Payne

Vice President and Director

CEN Biotech Inc.

Phone: (519) 419-4958, Extension 1505

Email: brian@cenbiotechinc.com